UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 3, 2010

PET AIRWAYS, INC.
(Exact Name of Registrant as Specified in Charter)

Illinois	000-26226	20-3191557
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 E. Atlantic Avenue, #C264
Delray Beach, FL 33483
(Address of principal executive offices) (Zip Code)

408-248-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2010, Pet Airways, Inc. (the “Company,” “we” or “us”) appointed Andrew Warner as Chief Financial Officer.  Mr. Warner currently serves as a member of our board of directors.  Mr. Warner has more than 25 years of experience in financial and general management, serving the needs of technology, manufacturing and service companies.  Mr. Warner will receive an annual salary of $210,000.

Prior to joining the Company, Mr. Warner, 47, served as Chief Financial Officer of EnergyConnect Group, Inc., a leading provider of smart grid demand response services and technologies, from August 2009 to December 2010.  From July 2007 to July 2009, Mr. Warner was a consultant to emerging technology companies.  Prior to that, Mr. Warner was the CFO of SmartDisk Corporation a leading provider of storage solutions that was sold to Verbatim in July 2007.  Mr. Warner held the position of Chief Executive Officer of Zio Corporation, a private, digital consumer electronics company acquired by SmartDisk in September 2005.  Prior to Zio, he served as Chief Financial Officer of SCM Microsystems Inc., a public company in the security and digital electronics markets, from May 1999 to August 2003.  Mr. Warner received his BA in Business Studies from Humberside University UK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet Airways, Inc.

Date: January 4, 2010	By:	/s/ Dan Wiesel
Dan Wiesel
Chief Executive Officer